EX-33.17


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Situs Holdings, LLC
2 Embarcadero Center, Suite 1300
San Francisco, CA 94111
Phone: 415.374.2820
Fax:   415. 374.2704
www.situs.com


Certification Regarding Compliance with Applicable Servicing Criteria

1. Situs Holdings, LLC (the "Company" or "Situs"), is responsible for assessing compliance with the serv1cmg criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as of and for the 12-month period ended December 31, 2013 (the "Reporting Period"), as set forth in Appendix A hereto. The transactions covered by this report (these transactions collectively referred to as the "Special Servicing Platform") include asset-backed securities transactions for which Situs acted as special servicer, involving commercial mortgage loans;

2. Situs has engaged certain vendors (the "Vendors") to perform specific, limited or scripted activities for the Reporting Period, and Situs has elected to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such Vendors' activities as set forth in Appendix A hereto;

3. Except as set forth in paragraph 4 below, Situs used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria;

4. The criteria listed in the column titled "Inapplicable Servicing Criteria" on Appendix A hereto are inapplicable to Situs based on the activities it performed, directly or through its Vendors, with respect to the Special Servicing Platform for the Reporting Period; or, with respect to criteria 1122(d)(2)(i), 1122(d)(2)(iii), 1122(d)(2)(vi) and 1122(d)(4)(i), such criteria are Inapplicable Servicing Criteria because Situs was not required to perform any such criteria during the Reporting Period;

5. Situs has complied, in all material respects, with the applicable servicing criteria as of December 31, 2013 and for the Reporting Period with respect to the Special Servicing Platform taken as a whole;

6. For criteria 1122(d)(1)(iv), certain Pooling and Servicing Agreements (PSAs) require the Special Servicer to maintain fidelity bond and errors and omissions insurance policies in amounts at least equal to or great than the Fannie Mae or Freddie Mac coverage requirements. While the applicable insurance policies cover multiple servicing platforms, in determining the required coverage requirement for these PSAs, the Company only considers the Special Servicing Platform applicable to these PSAs;

7. Grant Thornton LLP, an independent registered public accounting firm, has issued an attestation report on Situs' assessment of compliance with the applicable servicing criteria for the Reporting Period.


Situs Holdings LLC
March 26, 2014

By: /s/ Linda Sanchez
Linda Sanchez
Managing Director


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APPENDIX A


                                                                                                             INAPPLICABLE
                                                                          APPLICABLE                         SERVICING
                             SERVICING CRITERIA                           SERVICING CRITERIA                 CRITERIA


                                                                                 Performed by      Performed by       NOT
                                                                                 Vendor(s) for     subservicer(s)     performed by
                                                                                 which Situs is    or vendor(s)       Situs or by
                                                                 Performed       the               for which Situs    subservicer(s)
                                                                 Directly        Responsible       is NOT the         or vendor(s
                                                                 by              Party             Responsible        retained by
                                                                 Situs                             Party              Situs

Reference          Criteria
                   General Servicing Considerations

                   Policies and procedures are instituted        X
                   to monitor any performance or other
                   triggers and events of default in
                   accordance with the transaction
1122(d)(1)(i)      agreements.

                   If any material servicing activities          X
                   are outsourced to third parties, policies
                   and procedures are instituted to monitor
                   the third party's performance and
                   compliance with such servicing
1122(d)(1)(ii)     activities.


                   Any requirements in the transaction                                                                X
                   agreements to maintain a back-up servicer
1122(d)(1)(iii)    for the pool assets are maintained.

                   A fidelity bond and errors and                X
                   omissions policy is in effect on the
                   party participating in the servicing
                   function throughout the reporting period
                   in the amount of coverage required by and
                   otherwise in accordance with the terms of
1122(d)(1)(iv)     the transaction agreements.

                   Cash Collection and Administration

                   Payments on pool assets are deposited                                                              X
                   into the appropriate custodial bank
                   accounts and related bank clearing
                   accounts no more than two business days
                   of receipt, or such other number
                   of days specified in the transaction
1122(d)(2)(i)      agreements.

                   Disbursements made via wire transfer on                                                            X
                   behalf of an obligor or to an investor are
1122(d)(2)(ii)     made only by authorized personnel.

                   Advances of funds or guarantees                                                                    X
                   regarding collections, cash flows or
                   distributions, and any interest or other
                   fees charged for such advances, are made,
                   reviewed and approved as specified in
1122(d)(2)(iii)    the transaction agreements.

                   The related accounts for the                  X
                   transaction, such as cash reserve
                   accounts or accounts established as a
                   form of overcollateralization, are
                   separately maintained (e.g., with respect
                   to commingling of cash) as set forth in
1122(d)(2)(iv)     the transaction agreements.

                   Each custodial account is maintained at       X
                   a federally insured depository
                   institution as set forth in the
                   transaction agreements. For purposes of
                   this criterion, "federally insured
                   depository institution" with respect to a
                   foreign financial institution means a
                   foreign financial institution that meets
                   the requirements of section 240.13k-1(b)(1)
1122(d)(2)(v)      of this chapter.


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                                                                                                             INAPPLICABLE
                                                                          APPLICABLE                         SERVICING
                             SERVICING CRITERIA                           SERVICING CRITERIA                 CRITERIA


                                                                                 Performed by      Performed by       NOT
                                                                                 Vendor(s) for     subservicer(s)     performed by
                                                                                 which Situs is    or vendor(s)       Situs or by
                                                                 Performed       the               for which Situs    subservicer(s)
                                                                 Directly        Responsible       is NOT the         or vendor(s
                                                                 by              Party             Responsible        retained by
                                                                 Situs                             Party              Situs
Reference          Criteria


                   Unissued checks are safeguarded so as                                                              X
1122(d)(2)(vi)     to prevent unauthorized access^1.

                   Reconciliations are prepared on a             X
                   monthly basis for all asset-backed
                   securities related bank accounts,
                   including custodial accounts and related
                   bank clearing accounts. These
                   reconciliations: (A) Are
                   mathematically accurate; (B) Are prepared
                   within 30 calendar days after the bank
                   statement cutoff date, or such other
                   number of days specified in the
                   transaction agreements; (C) Are reviewed
                   and approved by someone other than the
                   person who prepared the reconciliation;
                   and (D) Contain explanations for
                   reconciling items. These reconciling items
                   are resolved within 90 calendar days of
                   their original identification, or such
                   other number of days specified in the
1122(d)(2)(vii)    transaction agreements.

                   Investor Remittances and Reporting

                   Reports to investors, including those                                                              X
                   to be filed with the Commission, are
                   maintained in accordance with the
                   transaction agreements and applicable
                   Commission requirements. Specifically,
                   such reports: (A) Are prepared in accordance
                   with timeframes and other terms set forth
                   in the transaction agreements;
                   (B) Provide information calculated in
                   accordance with the terms specified in
                   the transaction agreements;
                   (C) Are filed with the Commission as
                   required by its rules and regulations;
                   (D) Agree with the investors' or trustee's
                   records as to the total unpaid principal
                   balance and number of pool assets
1122(d)(3)(i)      serviced by the servicer.

                   Amounts due to investors are allocated                                                             X
                   and remitted in accordance with
                   timeframes, distribution priority and
                   other terms set forth in the transaction
1122(d)(3)(ii)     agreements.

                   Disbursements made to an investor are                                                              X
                   posted within two business days to the
                   servicer's investor records, or such other
                   number of days specified in the transaction
1122(d)(3)(iii)    agreements.

                   Amounts remitted to Investors per the                                                              X
                   investor reports agree with cancelled
                   checks, or other form of payment, or
1122(d)(3)(iv)     custodial bank statements.

                   Pool Asset Administration

                   Collateral or security on pool assets                                                              X
                   is maintained as required by the
                   transaction agreements or related
1122(d)(4)(i)      pool assets documents.

                   Pool assets and related documents are         X
                   safeguarded as required by the
1122(d)(4)(ii)     transaction agreements.

^1 Situs does not maintain unissued checks.


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                                                                                                             INAPPLICABLE
                                                                          APPLICABLE                         SERVICING
                             SERVICING CRITERIA                           SERVICING CRITERIA                 CRITERIA


                                                                                 Performed by      Performed by       NOT
                                                                                 Vendor(s) for     subservicer(s)     performed by
                                                                                 which Situs is    or vendor(s)       Situs or by
                                                                 Performed       the               for which Situs    subservicer(s)
                                                                 Directly        Responsible       is NOT the         or vendor(s
                                                                 by              Party             Responsible        retained by
                                                                 Situs                             Party              Situs
Reference          Criteria

                   Any additions, removals or substitutions      X
                   to the asset pool are made, reviewed
                   and approved in accordance with
                   any conditions or requirements in the
1122(d)(4)(iii)    transaction agreements.

                   Payments on pool assets, including any                                                             X
                   payoffs, made in accordance with the
                   related pool asset documents are posted
                   to the applicable servicer's obligor
                   records maintained no more than two
                   business days after receipt, or such
                   other number of days specified in the
                   transaction agreements, and allocated
                   to principal, interest or other items
                   (e.g., escrow) in accordance with the
1122(d)(4)(iv)     related pool asset documents.

                   The servicer's records regarding the                                                               X
                   pool asset agree with the servicer's
                   records with respect to an obligor's
1122(d)(4)(v)      unpaid principal balance.

                   Changes with respect to the terms or          X
                   status of an obligor's pool asset
                   (e.g., loan modifications or re-agings)
                   are made, reviewed and approved by
                   authorized personnel in accordance
                   with the transaction agreements and
1122(d)(4)(vi)     related pool asset documents.

                   Loss mitigation or recovery actions           X
                   (e.g., forbearance plans, modifications
                   and deeds in lieu of foreclosure,
                   foreclosures and repossessions, as
                   applicable) are initiated, conducted and
                   concluded in accordance with the
                   timeframes or other requirements
                   established by the transaction
1122(d)(4)(vii)    agreements.

                   Records documenting collection efforts        X
                   are maintained during the period a pool
                   asset is delinquent in accordance with
                   the transaction agreements. Such records
                   are maintained on at least a monthly
                   basis, or such other period specified in
                   the transaction agreements, and describe
                   the entity's activities in monitoring
                   delinquent pool assets including, for
                   example, phone calls, letters and payment
                   rescheduling plans in cases where
                   delinquency is deemed temporary (e.g.,
1122(d)(4)(viii)   illness or unemployment).

                   Adjustments to interest rates or rates                                                             X
                   of return for pool assets with variable
                   rates are computed based on the related
1122(d)(4)(ix)     pool assets documents.

                   Regarding any funds held in trust for                                                              X
                   an obligor (such as escrow accounts): (A)
                   Such funds are analyzed, in accordance
                   with the obligor's pool asset documents,
                   on at least an annual basis, or such
                   other period specified in the transaction
                   agreements; (B) Interest on such funds is
                   paid, or credited, to obligors in
                   accordance with applicable pool asset
                   documents and state laws; and (C) Such funds
                   are returned to the obligor within 30
                   calendar days of full repayment
                   of the related pool asset, or such
                   other number of days specified in the
1122(d)(4)(x)      transaction agreements.


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                                                                                                             INAPPLICABLE
                                                                          APPLICABLE                         SERVICING
                             SERVICING CRITERIA                           SERVICING CRITERIA                 CRITERIA


                                                                                 Performed by      Performed by       NOT
                                                                                 Vendor(s) for     subservicer(s)     performed by
                                                                                 which Situs is    or vendor(s)       Situs or by
                                                                 Performed       the               for which Situs    subservicer(s)
                                                                 Directly        Responsible       is NOT the         or vendor(s
                                                                 by              Party             Responsible        retained by
                                                                 Situs                             Party              Situs
Reference          Criteria

                   Payments made on behalf of an obligor                                                              X
                   (such as tax or insurance payments) are
                   made on or before the related penalty or
                   expiration dates, as indicated on the
                   appropriate bills or notices for such
                   payments, provided that such support has
                   been received by the servicer at least 30
                   calendar days prior to these dates, or
                   such other number of days specified in
1122(d)(4)(xi)     the transaction agreements.

                   Any late payment penalties in connection                                                           X
                   with any payment to be made on behalf
                   of an obligor are paid from the
                   servicer's funds and not charged to the
                   obligor, unless the late payment was due
1122(d)(4)(xii)    to the obligor's error or omission.

                   Disbursements made on behalf of an                                                                 X
                   obligor are posted within two business
                   days to the obligor's records maintained
                   by the servicer, or such other number of
                   days specified in the transaction
1122(d)(4)(xiii)   agreements.

                   Delinquencies, charge-offs and                                                                     X
                   uncollectible accounts are recognized and
                   recorded in accordance with the
1122(d)(4)(xiv)    transaction agreements.

                   Any external enhancement or other                                                                  X
                   support, identified in Item
                   1114(a)(1) through (3) or Item 1115 of
                   this Regulation AB, is maintained as set
1122(d)(4)(xv)     forth in the transaction agreements.



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